EXHIBIT 10(l)(i)

Amendment to the

Cabot Corporation Deferred Compensation and Supplemental Retirement Plan

WHEREAS, Cabot Corporation (the “Corporation”) heretofore established the Cabot Corporation Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”), which is now Part III of the Cabot Corporation Deferred Compensation and Supplemental Retirement Plan, as amended and restated effective January 1, 2014 and as further amended from time to time (the “Plan”); and

WHEREAS, Section 4.1of the Plan reserves to the Board of Directors (the “Board”) of the Corporation the right to amend the Plan, and authorizes the Benefits Committee to adopt non-material amendments to the Plan on behalf of the Board; and

WHEREAS, the Board voted, effective January 9, 2020, to combine the Benefits Committee and a separate investment committee into a new, successor committee entitled the Cabot Corporation Investment Committee (the “Investment Committee”); and

WHEREAS, the Investment Committee wishes to adopt the following non-material amendments to Part I and Part III of the Plan to facilitate efficient administration of the Plan;

NOW THEREFORE, the Plan is hereby amended as follows:

1.
Effective January 9. 2020, Section 1.8 of Part I of the Plan is hereby amended in its entirety to read as follows:

“1.8. ‘Committee’ means the Cabot Corporation Investment Committee, whose members are appointed by the Compensation Committee and serve at the Compensation Committee’s pleasure.”

2.
Effective as of January 1, 2023, Section 12.1(b) of Part III of the Plan is hereby amended in its entirety to read as follows:

“(b) This Section 12.1(b) is satisfied if, for such year (or for such portion of the year during which he or she satisfies the requirements of (a) above) such individual has elected to participate in pre-tax deferrals and/or after-tax contributions under the 401(k) Plan to the maximum extent permissible thereunder (taking into account any limitations imposed under the 401(k) Plan to comply with the qualification requirements of the Code, including, without limitation, the annual compensation limit under Section 401(a)(17) of the Code) and accordingly has received the maximum possible Matching Contribution under Section 6.5 of the 401(k) Plan.”

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IN WITNESS WHEREOF, Cabot Corporation has caused this Amendment to be executed by its duly authorized officer.

CABOT CORPORATION

By:

Name: Arthur Wood

Title: SVP & CHRO

Date: 12/31/2023

Note: see email approvals December 2023 and Investment Committee action to ratify this amendment at its meeting on September 8, 2025.